EXHIBIT 32

STATEMENT FURNISHED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of  iDcentrix, Inc. (the "Company") for the quarter October 31, 2009,

I, Joseph Meuse, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Quarterly Report on Form 10-Q for the quarter ending October 21, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the quarter ending October 21, 2009, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

December 21, 2009

By:  /s/ Joseph J. Meuse

Joseph J. Meuse

President and Chief Executive Officer

(Principal Executive Officer)